Exhibit 99.1

LiveWire Mobile Files 2008 Annual Report on Form 10-K with SEC

LITTLETON, Mass.--(BUSINESS WIRE)--March 31, 2009--LiveWire Mobile, Inc. (NASDAQ: LVWR), a leading provider of managed personalization services for mobile operators and subscribers, today announced the filing of its annual report on Form 10-K for the year ended December 31, 2008.

Business Perspective

Joel Hughes, CEO of LiveWire Mobile said, “We are excited to be operating as a standalone company and are now a much leaner and more focused organization, dedicating our resources toward growing our managed services business in North America. We believe this is a large market opportunity for LiveWire Mobile and we are focused on expanding our relationships with existing customers through the up-sell and cross-sell of our portfolio of services.”

About LiveWire Mobile, Inc.

LiveWire Mobile (NASDAQ:LVWR) is a leading provider of managed personalization services for mobile operators and subscribers. LiveWire Mobile’s integrated suite of mobile personalization services includes ringback tones, ringtones, full track downloads, and other applications, as well as, dedicated content and service marketing, integrated storefront management and marketing. LiveWire Mobile makes mobile personalization services easier to use and helps operators drive service usage and adoption. For more information, please visit www.livewiremobile.com.

LiveWire Mobile is a registered trademark of LiveWire Mobile, Inc.

This Press Release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements about our growth and market opportunities and customer relationships. These statements are based on management’s expectations as of the date of this document and are subject to uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainties with respect to the implementation and market acceptance of our strategy to focus on managed services in North America, the size of our target market and our ability to expand our relationships with existing customers, and other risks. These and other risks are detailed from time to time in our filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2008. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

CONTACT:
LiveWire Mobile, Inc.
Todd Donahue, 978-742-3167
CFO
todd_donahue@livewiremobile.com